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                 [LETTERHEAD OF SIDLEY & AUSTIN APPEARS HERE]

                                 June 30, 1999

Board of Directors
Metris Companies Inc.
600 South Highway 169
Suite 1800
St. Louis Park, Minnesota  55426-1222

          Re:  Registration Statement on Form S-3 (No. 333-         )
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Gentlemen:

          We have acted as counsel to Metris Companies Inc., a Delaware corporation (the "Company"), with respect to the Registration Statement on Form S-3, Registration No. 333-______ (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") relating to the registration of (i) 1,501,647 shares of the Company's Series C Perpetual Convertible Preferred Stock, par value $.01 per share ("Series C Preferred Stock"); (ii) 30,225,190 shares of Common Stock, par value $.01 per share ("Common Stock"); and (iii) 100,000 shares of the Company's Series D Junior Participating Convertible Preferred Stock, par value $.01 per share ("Series D Preferred Stock," and together with the Series C Preferred Stock and Common Stock, the "Securities"), which Securities are being offered by the selling stockholders named therein.

          The Securities include (i) 840,626.7 shares of Series C Preferred Stock (the "Owned Shares") that are currently issued and outstanding; (ii) 661,020.3 shares of Series C Preferred Stock (the "Dividend Shares") which may be issued by the Company as dividends with respect to the Owned Shares; (iii) 100,000 shares of Series D Preferred Stock which may be issued under certain circumstances upon conversion of shares of Series C Preferred Stock; (iv) 192,250 shares of Common Stock (the "Option Shares") which may be issued upon the exercise of an outstanding option (the "Option"); and (v) 30,032,940 shares of Common Stock (the "Conversion Shares") which may be issued upon conversion of the Series C Preferred Stock or Series D Preferred Stock.
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June 30, 1999
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          For purposes of this opinion letter, we have examined and relied upon a copy of the Registration Statement. We have also examined or caused to be examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.

          Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. The Owned Shares have been legally issued and are fully paid and nonassessable.

          3. The Dividend Shares will be legally issued, fully paid and nonassessable when (i) the Company's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance of the Dividend Shares as dividends on the Series C Preferred Stock in accordance with the General Corporation Law of the State or Delaware and the provisions of its Series C Preferred Stock; and (ii) certificates representing the Dividend Shares shall have been duly executed, countersigned and registered and delivered to the holders of the Series C Preferred Stock.

          4. The Option Shares will be legally issued, fully paid and nonassessable when certificates representing the Option Shares shall have been duly executed, countersigned and registered and delivered to the holder of the Option upon proper exercise thereof, including payment of the exercise price specified therein.

          5. The Conversion Shares will be legally issued, fully paid and nonassessable when certificates representing the Conversion Shares shall have been duly executed, countersigned and registered and registered and delivered to the holders thereof upon the conversion of the Series C Preferred Stock or the Series D Preferred Stock.

          6. The Series D Preferred Stock will be legally issued, fully paid and nonassessable when certificates representing the Series D Preferred Stock shall have been






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June 30, 1999
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     duly executed, countersigned and registered and delivered to the holders thereof upon conversion of the Series C Preferred Stock.

          We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the sale of the Securities to be registered pursuant to the Registration Statement.

          This opinion is limited to the Delaware General Corporation Law and the Securities Act.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to all references to our firm in the Registration Statement or the Prospectus included therein.

                              Very truly yours,


                              /s/ Sidley & Austin